Exhibit 5.1

                             Robert W. Stahman, Esq.
                  Vice President, General Counsel and Secretary
                                  IDACORP, Inc.
                             1221 West Idaho Street
                             Boise, Idaho 83702-5627

                                          February 25, 2002

IDACORP, Inc.
1221 West Idaho Street
Boise, Idaho 83702-5627

Ladies and Gentlemen:

            I am General Counsel to IDACORP, Inc., an Idaho corporation (the "Company"), and have acted as such in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), which the Company proposes to file on or shortly after the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to $500,000,000 in aggregate principal amount of its (i) unsecured senior debt securities (the "Debt Securities"), (ii) common stock, without par value (the "Common Stock"), and the preferred share purchase rights attached thereto (the "Rights") (the Common Stock and the Rights collectively referred to as the "Shares") and (iii) stock purchase contracts to purchase a number of shares of Common Stock (the "Purchase Contracts"). The Debt Securities, the Shares and the Purchase Contracts may be issued from time to time either individually or as part of a unit pursuant to the provisions of Rule 415 under the Securities Act.

            The Debt Securities will be issued in one or more series pursuant to an Indenture for Senior Debt Securities dated as of February 1, 2001 (the "Indenture") between the Company and Bankers Trust Company, as trustee (the "Trustee"), which is filed as an exhibit to the Registration Statement.

            For purposes of this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Articles of Incorporation, as amended, and the Amended Bylaws of the Company, as in effect on the date

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IDACORP, Inc.
February 25, 2002
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hereof; (iii) resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and the Rights Agreement referred to below; (iv) the Indenture; (v) the Rights Agreement, dated as of September 11, 1998 between the Company and Wells Fargo Bank, successor to the Bank of New York, as Rights Agent (the "Rights Agreement"); and (vi) such other documents, certificates and records as I have deemed necessary or appropriate. In such examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, records, certificates and documents.

            Based upon the foregoing, and subject to the qualifications and limitations herein expressed, I am of the opinion that:

1. When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act, and the Indenture, including any necessary supplemental indentures, filed as exhibits to the Registration Statement, shall have been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and (ii) a prospectus supplement with respect to a particular series of Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Debt Securities of such series.

2. When a Board Resolution within the meaning of the Indenture shall have been issued or a supplemental indenture entered into in accordance with the Indenture, establishing a particular series of Debt Securities, such series of Debt Securities shall have been duly authorized by the Company.

3. Upon the execution and filing with the Trustee of the proper papers with respect to the Debt Securities of a particular series, the Debt Securities of such series shall be issuable under the terms of the Indenture.

4. When the Debt Securities of such series shall have been duly executed, authenticated and delivered in accordance with the corporate and governmental authorizations and the instruments referred to above and the purchase price for the Debt Securities of such series shall have been received by the Company, the Debt Securities of such series will be legally issued and binding obligations of the Company and will be entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law).

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IDACORP, Inc.
February 25, 2002
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5.    When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and (ii) a prospectus supplement with respect to the Shares shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Shares.

6. When (i) the Board of Directors of the Company or, to the extent permitted by the Idaho Business Corporation Act, a duly constituted and acting committee thereof, shall have taken appropriate action to authorize the issuance and sale of the Shares (including any Shares that may be issuable pursuant to the conversion of any Debt Securities or upon settlement of Stock Purchase Contracts), (ii) the shares of Common Stock shall have been issued, sold and delivered in accordance with the corporate and governmental authorizations and the instruments referred to above and for the consideration contemplated in the prospectus supplement, and (iii) the Rights shall have been issued in accordance with the Rights Agreement and in accordance with the actions hereinabove mentioned, such shares of Common Stock (including any shares of Common Stock duly issued pursuant to Purchase Contracts or upon the conversion of any Debt Securities) will be validly issued, fully paid and non-assessable and the Rights will be legally issued and binding obligations of the Company.

7. When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and (ii) a prospectus supplement with respect to the Purchase Contracts shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance of the Purchase Contracts.

8. When (i) a Purchase Contract Agreement relating to the Purchase Contracts (the "Purchase Contract Agreement") shall have been duly authorized and validly executed and delivered by the parties thereto, and (ii) the Purchase Contracts shall have been duly authorized and validly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts for the consideration contemplated in the prospectus supplement, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law).

            The matters relating to the Shares are governed by the law of the State of Idaho. In regard to the Rights, I note that Section 30-1610 of the Idaho Control Share Acquisition Law and Section 30-1706 of the Idaho Business Combination Law each provide that nothing contained in either the Idaho Control Share Acquisition Law (Sections 30-1601 through 30-1614) or the Idaho Business Combination Law (Sections 30-1701 through 30-1710),

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IDACORP, Inc.
February 25, 2002
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respectively, is intended to limit the corporate powers or authority of an
"issuing public corporation" (as defined in such statutes), such as the Company, to take actions "which the directors may appropriately determine to be in furtherance of the protection of the interests of the corporation and its shareholders, including without limitation the authority to . . . enter into
.. . . arrangements", such as the Rights Agreement, that "deny rights . . . to the holder or holders of at least a specified number of shares or percentage of share ownership or voting power in certain circumstances."

            Because I am not aware of any court decision applying the law of the State of Idaho that addresses the effect of these statutory provisions or the validity of plans similar to the Rights Agreement, it is difficult to express a professional judgment as to how a court applying the law of the State of Idaho would rule with respect to the issues relating to the Rights. Nevertheless, I am able to advise you of my opinion as expressed herein, which reflects my professional conclusion concerning how a court applying the law of the State of Idaho (including, but not limited to, Section 30-1610 of the Idaho Control Share Acquisition Law and Section 30-1706 of the Idaho Business Combination Law) likely would rule. I have conferred with LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Company, for purposes of rendering this opinion. LeBoeuf, Lamb, Greene & MacRae, L.L.P. and I have concluded that a court applying the law of the State of Idaho, when presented with novel questions concerning takeover matters, such as the effect of the statutory provisions cited above, the adoption by the Company of the Rights Agreement and the status of the Rights, most likely would apply the corporate law of the State of Delaware, the most fully developed body of corporate law in the United States. Accordingly, in rendering this opinion, I have assumed that Delaware corporate law as expressed in court decisions applying that law, with which I am familiar, provides an indication of what standards a court would apply if it were required to apply the law of the State of Idaho considering the matters relating to the Rights. If, however, such a court did not apply the corporate law of Delaware to the Rights Agreement and the Rights, I cannot express a professional judgment as to the conclusions such a court would reach or as to the effect of such conclusions, whether positive or negative, on the Rights.

            My opinions expressed above are limited to the laws of the State of Idaho, the General Corporation Law of the State of Delaware and the applicable provisions of the Constitution of the State of Delaware and the reported judicial decisions interpreting the Delaware laws, and the federal laws of the United States.

            I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me contained in said Registration Statement and any amendments thereto and in the Prospectus constituting a part thereof.

                                        Very truly yours,


                                        /s/ Robert W. Stahman